Exhibit 4.8

EXECUTION COPY

$150,000,000

WM Finance Corp.

9.50% Senior Secured Notes due 2016

REGISTRATION RIGHTS AGREEMENT

July 20, 2011

CREDIT SUISSE SECURITIES (USA) LLC

UBS SECURITIES LLC,

As Representatives of the Several Initial Purchasers,

c/o Credit Suisse Securities (USA) LLC

       Eleven Madison Avenue,

       New York, New York 10010-3629

Dear Sirs:

WM Finance Corp., a Delaware corporation (the “Initial Issuer”), proposes to issue and sell to Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers (collectively, the “Initial Purchasers”), upon the terms set forth in a purchase agreement dated July 14, 2011 (the “Purchase Agreement”), U.S.$150,000,000 aggregate principal amount of its 9.50% Senior Secured Notes due 2016 (the “Initial Securities”) to be unconditionally guaranteed (the “Guarantees”) on a senior secured basis from and after the Completion Date (as defined in the Purchase Agreement) by the several guarantors listed on Schedule A hereto (the “Guarantors”). On the Completion Date, Initial Issuer will be merged with and into WMG Acquisition Corp. (“WMG”). WMG and each Guarantor will become a party hereto by execution of a joinder agreement in the form of Exhibit A hereto (the “Joinder Agreement”) on the Completion Date. References to the “Company” refer to (i) prior to the execution of the Joinder Agreement on the Completion Date, the Initial Issuer and (ii) from and after the execution of the Joinder Agreement on the Completion Date, WMG and the Guarantors. The Initial Securities will be issued pursuant to an Indenture, dated as of July 20, 2011 (the “Indenture”) among the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). As an inducement to the Initial Purchasers, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Initial Securities (including, without limitation, the Initial Purchasers), the Exchange Securities (as defined below) and the Private Exchange Securities (as defined below)(collectively the “Holders”), as follows:

1. Registered Exchange Offer. The Company shall, at its own cost, use its reasonable best efforts to (i) prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer (the “Registered Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined in Section 6(d) hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities (the “Exchange Securities”) of the Company issued under the Indenture and identical in all material respects to the Initial Securities (except for the removal of transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act, (ii) cause such Exchange Offer Registration Statement to be declared effective under the Securities Act and (iii) consummate the Registered Exchange Offer (other than with respect to Initial Securities that are freely tradable pursuant to Rule 144 under the Securities Act without the need for current public information or compliance with other requirements of Rule 144 and with respect to which the Company has enabled Holders of the Initial Securities to have the restrictive legend removed from the Initial Securities and which no longer bear a restricted CUSIP number (“Freely Tradable”)) as of the 450th day following the later of the Closing Date and the Completion Date (the “Exchange Date”). The Company agrees to hold the Registered Exchange Offer open for the period required by applicable law (including pursuant to any applicable interpretation by the staff of the Commission), but in any event for at least 20 business days after the date that notice of the Registered Exchange Offer is furnished to Holders of the Initial Securities, and exchange the Exchange Securities for all Initial Securities validly tendered and not withdrawn before the expiration of the Registered Exchange Offer.

If the Company commences the Registered Exchange Offer, the Company will be entitled to close the Registered Exchange Offer 20 business days after such commencement provided that the Company has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

The Company acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Exchange Securities acquired in exchange for Initial Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 90 days and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto, available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Registered Exchange Offer.

If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the “Private Exchange”) for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 6 hereof) to the Initial Securities (the “Private Exchange Securities”). The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the “Securities”.

In connection with the Registered Exchange Offer, the Company shall:

(a) furnish each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b) keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice thereof is furnished to the Holders;

(c) utilize the services of a depositary for the Registered Exchange Offer, which may be the Trustee or an affiliate of the Trustee;

(d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

(e) otherwise comply with all applicable rules and regulations of the Commission.

As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

(x) accept for exchange all the Initial Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

(y) deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

(z) cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

The Indenture provides that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the date of original issue of the Initial Securities.

Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) at the time of commencement or consummation of the Registered Exchange Offer such Holder has no arrangement or understanding with any person to participate in the distribution of the Initial Securities or the Exchange Securities (within the meaning of the Securities Act) of the applicable Exchange Securities in violation of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Securities.

Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2. Shelf Registration. If the Initial Securities are not Freely Tradable as of the Exchange Date, and if (i) any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Registered Exchange Offer, (ii) for any other reason the Registered Exchange Offer has not been consummated by the Exchange Date, (iii) any Initial Purchaser so requests with respect to Initial Securities (or the Private Exchange Securities) not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Initial Purchaser) shall be, and shall notify the Company that such Holder is, prohibited by law or Commission policy from participating in the Registered Exchange Offer, or such Holder may not resell the Exchange Securities acquired in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or such Holder is a broker-dealer and acquired Initial Securities directly from the Company or one of its affiliates, and any such Holder so requests, the Company shall at its expense in lieu of (or, in the case of clauses (iii) and (iv), in addition to) conducting the Registered Exchange Offer contemplated by Section 1:

(a) use its reasonable best efforts to file under the Securities Act within 30 days after such filing obligation arises (but not earlier than 451 days after the Completion Date), a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Initial Securities (or, in the case of clause (iii), the Initial Securities held by the Initial Purchasers, or, in the case of clause (iv), by the Holders referred to in clause (iv), as the case may be), pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such filing, the “Shelf Registration” and such registration statement, the “Shelf Registration Statement”) and use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective within 30 days of the filing date of the Shelf Registration Statement;

(b) use its reasonable best efforts to cause such Shelf Registration Statement to remain effective for a period ending on the earlier of the first anniversary following the effective date of such registration statement or such shorter period that will terminate when all the Initial Securities covered by the Shelf Registration Statement have either been sold pursuant to the Shelf Registration Statement or become Freely Tradable;

(c) supplement or make amendments to the Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration.

Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of its respective effective date, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a) The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Company shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include in the prospectus included in the Shelf Registration Statement (or, if permitted by Commission Rule 430B(b), in a prospectus supplement that becomes a part thereof pursuant to Commission Rule 430B(f)) that is delivered to any Holder pursuant to Section 3(d) and (f), the names of the Holders, who propose to sell Securities pursuant to the Shelf Registration Statement, as selling security holders.

(b) The Company shall give notice to the Initial Purchasers and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Commission Rule 405;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading.

(c) The Company shall use its reasonable best efforts to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

(d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference). The Company shall not, without the prior consent of the Initial Purchasers, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Commission Rule 405.

(e) The Company shall deliver to each Exchanging Dealer and each Initial Purchaser, and to any other Holder who so requests, in writing, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

(f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request, in writing. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g) The Company shall deliver to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request, in writing. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

(h) Prior to any public offering of the Securities, pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject, or (iii) make any changes to their certificate of incorporation, bylaws or other organizational documents.

(i) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may reasonably request in writing a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j). The Initial Purchasers and any Participating Broker-Dealers agree that upon receipt of any such notice from the Company, they will not distribute copies of the prospectus that are the subject of such notice.

(k) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, for deposit with The Depository Trust Company.

(l) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

(m) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement (i) to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement and (ii) to provide comments on the Shelf Registration Statement within a reasonable time after receiving such request, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(o) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

(p) In the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company customarily inspected by underwriters in primary underwritten offerings of securities and (ii) use its reasonable best efforts to cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof.

(q) In the case of any Shelf Registration, the Company, if requested by Holders of a majority of the aggregate principal amount of Securities covered thereby, shall cause (i) its counsel to deliver an opinion relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(o) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 3(o) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto or most recent prospectus supplement thereto that is deemed to establish a new effective date, as the case may be, the absence from such Shelf Registration Statement and the prospectus and any prospectus supplement included therein, as then amended or supplemented and including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of an applicable time identified by such Holders or managing underwriters, the absence from the prospectus included in the Registration Statement, as amended or supplemented at such applicable time and including any documents incorporated by reference therein, taken together with any other documents identified by such Holders or managing underwriters, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) its officers to execute and deliver such customary documents and certificates and updates thereof reasonably requested by any underwriters of the applicable Securities and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(r) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or cause to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

(s) The Company will use its reasonable best efforts to (a) if the Initial Securities have been rated prior to the initial sale of such Initial Securities, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Initial Securities were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, in each case, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement.

(t) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will use its reasonable best efforts to assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 5121, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 5121) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(u) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

4. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof, whether or not the Registered Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Initial Securities covered thereby to act as counsel for the Holders of the Initial Securities in connection therewith.

5. Indemnification. (a) The Company agrees, jointly and severally, to indemnify and hold harmless (i) each Holder of Securities included in a Shelf Registration Statement, (ii) any Participating Broker-Dealer whose Securities are included in the Exchange Offer Registration Statement and (iii) each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or “issuer free writing prospectus,” as defined in Commission Rule 433 (“Issuer FWP”), relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b) The Company may require as a condition to including any securities in any Shelf Registration Statement, that, each Holder of the Securities, severally and not jointly, indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

6. Additional Interest Under Certain Circumstances. (a) In the event that the Initial Securities are not Freely Tradable as of the Exchange Date; and either:

(i) the Registered Exchange Offer has not been consummated;

(ii) if a Shelf Registration Statement is required to be filed under Section 2 hereof, such Shelf Registration Statement has not been declared effective; or

(iii) any Registration Statement has been declared effective but ceases to be effective during the period the Company is required to use its reasonable best efforts to cause such Registration Statement to remain effective

(each such event referred to in clauses (i) through (iii), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, additional interest shall accrue on the Initial Securities for the Registration Default Period (but only with respect to one Registration Default at any particular time) until the restrictive legend has been removed and the Initial Securities are Freely Tradable or such time as all Registration Defaults have been cured at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, which rate shall increase by an additional 0.25% during each subsequent 90-day period, up to a maximum of 1.00% regardless of the number of Registration Defaults that shall have occurred and be continuing (any such additional interest, “Special Interest”). Any such Special Interest will be paid in the same manner and on the same dates as interest payments in respect of Initial Securities. Immediately following the cure of all Registration Defaults, the accrual of Special Interest will cease and the interest rate borne by the Initial Securities will be reduced to the original interest rate; provided, however, that if after any such reduction in interest rate, a different Registration Default occurs, the Special Interest may again commence to accrue pursuant to the foregoing provisions.

(b) A Registration Default referred to in Section 6(a)(iii) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Special Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured or the Initial Securities become Freely Tradable.

(c) Any amounts of Special Interest due pursuant to Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Initial Securities. The amount of Special Interest will be determined by multiplying the applicable Special Interest rate by the principal amount of the Initial Securities on which it is to be paid, multiplied by a fraction, the numerator of which is the number of days such Special Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(d) “Transfer Restricted Securities” means each Security until (i) the date on which such Transfer Restricted Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, or (iii) the date on which such Initial Security is distributed to the public pursuant to Rule 144 of the Securities Act or is Freely Tradable.

7. Rules 144 and 144A. To the extent it shall be required to do so, the Company shall use its best efforts to file the reports required to be filed by it under the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Initial Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Initial Securities may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Initial Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Initial Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act. If at any time any parent company of the Company becomes a Guarantor (there being no obligation of any parent company of the Company to do so) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to Holders of the Initial Securities pursuant to the foregoing requirements, may at the option of the Company, be filed by and be those of such parent company rather than the Company.

8. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Company, subject to the consent of the Holders holding at least a majority in aggregate principal amount of the Securities to be included in such offering and such Holders shall be responsible for all underwriting discounts and commissions in connection therewith.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1) if to a Holder of the Securities, at the address of such Holder set forth in the security register or other records of the Company.

(2) if to the Initial Purchasers;

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Fax No.: (212) 325-4296

Attention: LCD-IBD Group

and

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Facsimile No.: (212) 719-3667

Attention: Leveraged Capital Markets

with a copy (which shall not constitute notice hereunder) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Richard D. Truesdell, Jr., Esq.

(3) if to the Company, at its address as follows:

WM Finance Corp.

c/o Warner Music Group Corp.

75 Rockefeller Plaza

New York, New York 10019

Facsimile No.: (212) 275-3601

Attention: General Counsel

with a copy (which shall not constitute notice hereunder) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Facsimile No.: 212-521-7334

Attention: Matthew E. Kaplan, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(d) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(j) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

WM FINANCE CORP.

By:	/s/ Donald Wagner
	Name:	Donald Wagner
	Title:	Vice President and Secretary

[Signature Page to Secured OpCo Notes Registration Rights Agreement]

The foregoing Registration

Rights Agreement is hereby confirmed

and accepted as of the date first

above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Chris Cottrell
Name:	Chris Cottrell
Title:	Director

UBS SECURITIES LLC

By:	/s/ Chris Becker
Name:	Chris Becker
Title:	Executive Director

By:	/s/ John C. Duggen
Name:	John C. Duggen
Title:	Managing Director

Acting on behalf of themselves and as the Representatives of the Several Initial Purchasers

[Signature Page to Secured OpCo Notes Registration Rights Agreement]

SCHEDULE A

Delaware and New York Guarantors

Guarantor	Jurisdiction of Organization	Type of Organization
A.P. Schmidt Co.	Delaware	Corporation
Atlantic Recording Corporation	Delaware	Corporation
Atlantic/143 L.L.C.	Delaware	LLC
Atlantic Mobile LLC	Delaware	LLC
Atlantic/MR Ventures Inc.	Delaware	Corporation
Atlantic Productions LLC	Delaware	LLC
Atlantic Scream LLC	Delaware	LLC
Alternative Distribution Alliance	New York	GP
Artist Arena International, LLC	New York	LLC
Artist Arena LLC	New York	LLC
Asylum Records LLC (f/k/a WEA Urban LLC)	Delaware	LLC
Atlantic Pix LLC	Delaware	LLC
BB Investments LLC	Delaware	LLC
Big Beat Records Inc.	Delaware	Corporation
Bulldog Entertainment Group LLC	Delaware	LLC
Bulldog Island Events LLC	New York	LLC
Bute Sound LLC	Delaware	LLC
Cafe Americana Inc.	Delaware	Corporation
Chappell & Intersong Music Group (Australia) Limited	Delaware	Corporation
Chappell & Intersong Music Group (Germany) Inc.	Delaware	Corporation
Chappell Music Company, Inc.	Delaware	Corporation

Guarantor	Jurisdiction of Organization	Type of Organization
Chorus LLC (f/k/a Network Licensing Collection LLC)	Delaware	LLC
Cordless Recordings LLC	Delaware	LLC
Cota Music, Inc.	New York	Corporation
Cotillion Music, Inc.	Delaware	Corporation
CRK Music Inc.	Delaware	Corporation
E/A Music, Inc.	Delaware	Corporation
East West Records LLC	Delaware	LLC
Eleksylum Music, Inc.	Delaware	Corporation
Elektra/Chameleon Ventures Inc.	Delaware	Corporation
Elektra Entertainment Group Inc.	Delaware	Corporation
Elektra Group Ventures Inc.	Delaware	Corporation
EN Acquisition Corp.	Delaware	Corporation
FBR Investments LLC	Delaware	LLC
Ferret Music Holdings LLC	Delaware	LLC
Fiddleback Music Publishing Company, Inc.	Delaware	Corporation
Foz Man Music LLC	Delaware	LLC
Fueled By Ramen LLC	Delaware	LLC
Inside Job, Inc.	New York	Corporation
Insound Acquisition Inc. (f/k/a Atlantic/MR II Inc.)	Delaware	Corporation
Intersong U.S.A., INC.	Delaware	Corporation
Jadar Music Corp.	Delaware	Corporation
Lava Records LLC	Delaware	LLC
Lava Trademark Holding Company LLC	Delaware	LLC
LEM America, Inc.	Delaware	Corporation

Guarantor	Jurisdiction of Organization	Type of Organization
London-Sire Records Inc.	Delaware	Corporation
Made of Stone LLC (f/k/a Griffen Corp.)	Delaware	LLC
Maverick Partner Inc.	Delaware	Corporation
McGuffin Music Inc.	Delaware	Corporation
Mixed Bag Music, Inc.	New York	Corporation
MM Investment Inc. (f/k/a Warner Music Bluesky Holding Inc.)	Delaware	Corporation
NC Hungary Holdings Inc.	Delaware	Corporation
New Chappell Inc.	Delaware	Corporation
Nonesuch Records Inc.	Delaware	Corporation
Non-Stop Music Holdings, Inc.	Delaware	Corporation
NVC International Inc.	Delaware	Corporation
Octa Music, Inc.	New York	Corporation
P & C Publishing LLC	New York	LLC
Penalty Records, L.L.C.	New York	LLC
Pepamar Music Corp.	New York	Corporation
Perfect Game Recording Company LLC	Delaware	LLC
Restless Acquisition Corp.	Delaware	Corporation
Revelation Music Publishing Corporation	New York	Corporation
Rhino Entertainment Company	Delaware	Corporation
Rhino/FSE Holdings LLC	Delaware	LLC
Rhino Name & Likeness Holdings LLC	Delaware	LLC
Rick’s Music Inc.	Delaware	Corporation
Rightsong Music Inc.	Delaware	Corporation
Roadrunner Records, Inc.	New York	Corporation
Ryko Corporation	Delaware	Corporation

Guarantor	Jurisdiction of Organization	Type of Organization
SR/MDM Venture Inc.	Delaware	Corporation
Super Hype Publishing, Inc.	New York	Corporation
T-Boy Music, L.L.C.	New York	LLC
T-Girl Music, L.L.C.	New York	LLC
The All Blacks USA Inc.	Delaware	Corporation
The Biz LLC	Delaware	LLC
The Rhythm Method Inc.	Delaware	Corporation
Tommy Boy Music, Inc.	New York	Corporation
Tommy Valando Publishing Group, Inc.	Delaware	Corporation
TW Music Holdings Inc.	Delaware	Corporation
T.Y.S., Inc.	New York	Corporation
Unichappell Music Inc.	Delaware	Corporation
Upped.com LLC (f/k/a Big Tree Recording Corporation)	Delaware	LLC
Walden Music Inc.	New York	Corporation
Warner Alliance Music Inc.	Delaware	Corporation
Warner Brethren Inc.	Delaware	Corporation
Warner Bros. Music International Inc.	Delaware	Corporation
Warner Bros. Records Inc.	Delaware	Corporation
Warner/Chappell Music, Inc.	Delaware	Corporation
Warner/Chappell Production Music Inc (f/k/a/ Tri-Chappell Music Inc.)	Delaware	Corporation
Warner Domain Music Inc.	Delaware	Corporation
Warner-Elektra-Atlantic Corporation	New York	Corporation
Warner Music Discovery Inc.	Delaware	Corporation
Warner Music Distribution Inc.	Delaware	Corporation

Guarantor	Jurisdiction of Organization	Type of Organization
Warner Music Inc. (f/k/a Warner Music Group Inc.)	Delaware	Corporation
Warner Music Latina Inc.	Delaware	Corporation
Warner Music SP Inc.	Delaware	Corporation
Warner Sojourner Music Inc.	Delaware	Corporation
WarnerSongs, Inc.	Delaware	Corporation
Warner Special Products Inc.	Delaware	Corporation
Warner Strategic Marketing Inc.	Delaware	Corporation
Warprise Music Inc.	Delaware	Corporation
WB Gold Music Corp.	Delaware	Corporation
WBM/House of Gold Music, Inc.	Delaware	Corporation
W.B.M. Music Corp.	Delaware	Corporation
WBR Management Services Inc.	Delaware	Corporation
WBR/QRI Venture, Inc.	Delaware	Corporation
WBR/Ruffuation Ventures, Inc.	Delaware	Corporation
WBR/Sire Ventures Inc.	Delaware	Corporation
WEA Europe Inc.	Delaware	Corporation
WEA Inc.	Delaware	Corporation
WEA International Inc.	Delaware	Corporation
WEA Management Services Inc.	Delaware	Corporation
WMG Artist Brand LLC	Delaware	LLC
WMG Management Services Inc.	Delaware	Corporation
WMG Trademark Holding Company LLC	Delaware	LLC

Non-Delaware or New York Guarantors

Guarantor	Jurisdiction of Organization	Type of Organization
615 Music Library, LLC	Tennessee	LLC
Berna Music, Inc.	California	Corporation
Ferret Music LLC	New Jersey	LLC
Ferret Music Management LLC	New Jersey	LLC
Ferret Music Touring LLC	New Jersey	LLC
FHK, Inc.	Tennessee	Corporation
Foster Frees Music, Inc.	California	Corporation
J. Ruby Productions, Inc.	California	Corporation
Maverick Recording Company	California	GP
Non-Stop Cataclysmic Music, LLC	Utah	LLC
Non-Stop International Publishing, LLC	Utah	LLC
Non-Stop Music Library, LC	Utah	LC
Non-Stop Music Publishing, LLC	Utah	LLC
Non-Stop Outrageous Publishing, LLC	Utah	LLC
Non-Stop Productions, LLC	Utah	LLC
Rep Sales, Inc.	Minnesota	Corporation
Revelation Music Publishing Corporation	New York	Corporation
Rodra Music, Inc.	California	Corporation
Rykodisc, Inc.	Minnesota	Corporation
Rykomusic, Inc.	Minnesota	Corporation
Sea Chime Music, Inc.	California	Corporation
Six-Fifteen Music Productions, Inc.	Tennessee	Corporation
Summy-Birchard, Inc.	Wyoming	Corporation
Warner/Chappell Music (Services), Inc.	New Jersey	Corporation
Warner Custom Music Corp.	California	Corporation

Guarantor	Jurisdiction of Organization	Type of Organization
Warner Music Nashville LLC	Tennessee	LLC
Warner-Tamerlane Publishing Corp.	California	Corporation
WB Music Corp.	California	Corporation
Wide Music, Inc.	California	Corporation

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until             , 20         all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

(1) In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

ANNEX D

☐        CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Exhibit A

FORM OF JOINDER AGREEMENT

WHEREAS, WM Finance Corp., a Delaware corporation (the “Initial Issuer”) and the representatives of the several initial purchasers (the “Initial Purchasers”) heretofore executed and delivered a Registration Rights Agreement, dated July 20, 2011 (the “Agreement”); and

WHEREAS, each of WMG Acquisition Corp. (the “Company”) and each of the Company’s subsidiaries party hereto as Guarantors (as defined in the Agreement), that was originally not a party thereto, has agreed to join in the Agreement on the Completion Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

NOW, THEREFORE, each of the Company and each Guarantor hereby agrees for the benefit of the Purchasers, as follows:

1. Joinder. The undersigned hereby acknowledges that it has received and reviewed a copy of the Agreement and all other documents it deems fit in order to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees (i) to join and become a party to the Agreement as indicated by its signature below as of the date hereof and shall have the same rights and obligations thereunder as if it had been an original signatory to the Agreement; (ii) to be bound by all covenants, agreements, representations, warranties and acknowledgments attributable the Company or a Guarantor, as applicable, in the Agreement as if made by, and with respect to, the undersigned in accordance with the terms of the Agreement; and (iii) to perform all obligations and duties required of the Company or a Guarantor, as applicable pursuant to the Agreement and that it has complied with all covenants as of the date hereof.

2. Representations and Warranties and Agreements of the Company and the Guarantors. The undersigned hereby represents and warrants to and agrees with the Purchasers that it has all requisite corporate, partnership or limited liability company power and authority to execute, deliver and perform its obligations under this Joinder Agreement and it has duly and validly taken all necessary action for the consummation of the transactions contemplated hereby and by the Agreement and that it has duly authorized, executed and delivered this Joinder Agreement and it is a valid and legally binding agreement enforceable against the undersigned in accordance with its terms.

3. Representations and Warranties and Agreements in the Agreement. The undersigned hereby represents and warrants to, and agrees with, the several Initial Purchasers that (i) each representation, warranty and acknowledgment applicable to the Company or a Guarantor, as applicable, contained in the Agreement, is true and correct as if made by such party on the dates made and the date hereof, and (ii) that it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date hereof.

4. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or a facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

6. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

7. Severability of Provisions. If any term or other provision of this Joinder Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Joinder Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the agreements contained herein is not affected in any manner adverse to any party. Upon such determination that any term or provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Joinder Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreements contained herein may be performed as originally contemplated to the fullest extent possible.

8. Applicable Law. This Joinder Agreement and any claim, controversy or dispute arising under or related to this Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.